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                                                                       Exhibit 5




                                                             File:  53674.000207
                                                    Direct Dial:  (404) 888-4018





                                February 5, 1996




The Board of Directors
Equifax Inc.
1600 Peachtree Street, NW
Atlanta, Georgia 30309

         Re: Equifax Inc.: Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Equifax Inc., a Georgia corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-71200, with respect to 2,400,000 shares of the Company's Common Stock, $2.50 par value (the "Common Stock"), which is offered pursuant to the Equifax Inc. Omnibus Stock Incentive Plan and the Equifax Inc. Employees Stock Incentive Plan (collectively, the "Plans") to be Funded in Part
Through:  Equifax Inc. Employee Stock Benefits Trust.

         In rendering this opinion, we have relied upon, among other things, our examination of the Plans and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. In connection with the filing of such registration statement, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia; and

         2. All of the shares to be registered have been duly authorized and, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.
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The Board of Directors of Equifax Inc.
February 5, 1996
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         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                                              Sincerely yours,



                                              /s/ Hunton & Williams